Exhibit 99(a)

News Release
Integra Bank Corporation Reports Second Quarter 2008 Results
•	Net Loss Per Diluted Share For Second Quarter of 2008 was $(0.04)—Year to Date Diluted Earnings Per Share are $0.20.
•	Second Quarter Loss Includes Securities Impairment Charge of $6.3 million or $0.19 per Diluted Share and Increased Provision from First Quarter of $2.4 million
•	Net Interest Income Increases 7.0% from First Quarter as Margin Increases 20 Basis Points—Expenses Flat with First Quarter
•
Non-Performing Loans Increase to 2.09% of Total Loans from 1.28% in First Quarter 2008—Net Charge-offs are 48 Basis Points for the Second Quarter, up 8 Basis Points from First Quarter 2008—Allowance for Loan Losses to Total Loans Increases to 1.32% at June 30, 2008 from 1.22% at March 31, 2008

EVANSVILLE, INDIANA — July 24, 2008 — Integra Bank Corporation (Nasdaq Global Market: IBNK) today reported a net loss for the second quarter of 2008 of $0.9 million, a decline of $5.9 million or 118.1% from the first quarter of 2008. Diluted earnings per share were ($0.04), compared to $0.24 for the first quarter of 2008. Returns on assets and equity were (0.11)% and (1.09)% for the second quarter of 2008, as compared to 0.59% and 6.01% for the first quarter of 2008.
“Our earnings were negatively impacted by current economic conditions, which led to an increased provision for loan losses and impairment charges on two investment securities,” stated Mike Vea, Chairman, President and CEO. “Declining home and real estate values and turmoil in the credit markets, coupled with negative consumer sentiment and the current economy have adversely impacted almost all financial institutions, including us,” Vea added. “We are seeing that impact in several areas, including net interest income because of a higher level of nonaccrual loans, the provision for loan losses, our securities portfolio and higher loan collection and portfolio management expenses. We are actively taking steps to manage through this difficult time and expect those steps to be successful.”
Second quarter 2008 results, as compared to first quarter 2008, included increases in the provision for loan losses of $2.4 million and non-interest expense of $0.1 million, as well as a decrease in non-interest income of $7.7 million. Partially offsetting these items were an increase in net-interest income of $1.6 million and lower tax expense of $2.6 million.
Net interest income was $25.2 million for the second quarter of 2008, compared to $23.5 million for the first quarter of 2008, while the net interest margin increased 20 basis points to 3.43%. Commercial loans increased $64.3 million, or 15.8% annualized. This increase in loan volume, coupled with lower funding costs and low-cost deposit growth of $41.5 million, or 20.6% annualized, contributed to the increase in both the margin and net interest income.
The provision for loan loss was $6.0 million for the second quarter of 2008, compared to $3.6 million for the first quarter of 2008. The allowance to total loans increased 10 basis points to 1.32% while net charge-offs increased 8 basis points to 0.48%. Non-performing loans increased $20.4 million, or 67.9%, to $50.5 million or 2.1% of total loans, while the allowance to non-performing loans decreased from 95% to 63%.

Non-interest income was $3.0 million for the second quarter of 2008, compared to $10.7 million for the first quarter, and included a $6.3 million other than temporary impairment charge on two trust preferred investment securities. Deposit service charges increased $0.4 million, or 7.7%. Derivative losses were $0.4 million, compared to gains of $0.5 million during the first quarter. The first quarter also included non-recurring trading gains of $0.3 million.
Non interest expense for the second quarter of 2008 increased $0.1 million to $24.2 million from the first quarter of 2008, an increase of 0.9% annualized.
The income tax rate for the second quarter of 2008 was 55.1%, compared to 23.5% for the first quarter. The rate is a function of the net loss, coupled with differences between book and taxable income and tax credits. The Company now estimates the tax rate for 2008 will be between 9% and 10%. The estimated rate declined as revised estimates of full year net and taxable income declined.
Asset Quality
The provision for loan loss was $6.0 million for the second quarter of 2008, compared to $3.6 million for the first quarter of 2008.
Net charge-offs for the second quarter totaled $2.8 million, compared to $2.3 million in the first quarter of 2008. Net charge-offs for the second quarter of 2008 included $0.8 million of commercial, $0.7 million of commercial real estate and $0.4 million of indirect consumer loans, while the first quarter of 2008 included a $1.4 million loss on an automobile dealer floor plan. The year to date net charge-off ratio is 44 basis points.
The allowance for loan losses at June 30, 2008, was 63% of non-performing and 1.32% of total loans, compared to 95% and 1.22% at March 31, 2008. The ratio of non-performing loans to total loans at June 30, 2008, was 2.09%, compared to 1.28% at March 31, 2008. The increase in non-performing loans came primarily from the Chicago region. Non-performing loans in the Chicago region represented approximately 67% of total non-performing loans at June 30, 2008, compared to 60% at March 31, 2008. Non-performing loans increased $20.4 million from March 31, 2008, while other real estate owned increased $2.7 million. Non-performing assets at June 30, 2008, increased $23.1 million, or 69.3% from March 31, 2008, to $56.4 million at June 30, 2008. Non-performing loans plus other real estate owned were 2.34% of total loans plus other real estate owned.
Investment Securities
During the second quarter, the Company recorded an other than temporary impairment charge of $6.3 million to reflect impairment on two trust preferred collateralized debt obligations classified as available for sale in the investment portfolio. The impairment reflects anticipated future disruptions in cash flows resulting from interest deferrals and the issuers failure to meet overcollateralization tests. The remaining $36.7 million of trust preferred securities in the portfolio continue to be rated as investment grade. Based on the facts that exist at June 30, 2008, the Company expects ultimate recovery from both securities if held to maturity, as the cumulative default rate must significantly increase to result in loss.
Balance Sheet
Commercial loans increased $64.3 million, or 15.8% annualized. This included growth in commercial real estate of $39.7 million, or 31.9% annualized, and construction and land development loans of $6.9 million, or 4.3% annualized. Direct consumer loans increased $4.9 million, or 11.6% annualized, while home equity loans increased $4.1 million, or 11.0% annualized. Low cost deposits increased by $41.5 million, or 20.6% annualized consisting of growth in non-interest bearing deposits of $12.8 million or 18.8% annualized, interest bearing checking accounts of $14.8 million or 15.0% annualized, and savings accounts of $13.9 million or 40.1% annualized.

Capital Ratios
Integra’s capital ratios remain strong, are within the regulatory requirements for being well capitalized, and are within internal policy guidelines. The tier 1 capital to risk weighted asset ratio declined to 9.13%, compared to 9.37% at March 31, 2008. The total capital ratio to risk weighted assets ratio declined to 11.13%, from 11.51% at March 31, 2008 and the tangible equity to tangible assets ratio declined to 5.69%, from 6.03% at March 31, 2008. These declines resulted primarily as a result of the second quarter net loss, the quarterly dividend, and an increase in unrealized losses in the securities portfolio, as well as an increase in the deferred tax asset, which is not included in regulatory capital.
Dividend
The Company declared a quarterly cash dividend in the amount of eighteen cents ($0.18) per share payable on or about July 7, 2008, to shareholders of record at the close of business on June 30, 2008.
Conference Call
Integra executive management will hold a conference call to discuss the contents of this news release, business highlights and its financial outlook on Friday, July 25, 2008, at 8:00 a.m. CDT. The telephone number for the conference call is (877) 545-1407, confirmation code 2322145. The conference call will also be available by webcast at http://www.integrabank.com.
About Integra
Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A. As of June 30, 2008, Integra has $3.4 billion in total assets and operates 80 banking centers and 136 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Moody’s Investors Service has assigned an investment grade rating of A3 for Integra Bank’s long-term deposits. Integra Bank Corporation’s Corporate Governance Quotient (CGQ) rating as of July 1, 2008, has IBNK outperforming 96.0% of the companies in the Russell 3000 Index and 96.5% of the companies in the banking group. This rating is updated monthly by Institutional Shareholder Services and measures public companies’ corporate governance performance to a set of corporate governance factors that reflects the current regulatory environment. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.
Safe Harbor
Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the impact of current economic conditions, including disruptions in the housing and credit markets, either national or in the markets in which Integra does business; (2) changes in the interest rate environment that reduce net interest margin; (3) charge-offs and loan loss provisions; (4) the ability of Integra to maintain required capital levels and adequate sources of funding and liquidity; (5) the impact of problems affecting issuers of investment securities Integra holds (6) changes and trends in capital markets; (7) competitive pressures among depository institutions that increase significantly; (8) effects of critical accounting policies and judgments; (9) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (10) legislative or regulatory changes or actions, or significant litigation that adversely affect Integra or the business in which Integra is engaged; (11) ability to attract and retain key personnel; (12) ability to secure confidential information through the use of computer systems and telecommunications network; and (13) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity, and other factors described in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Contacts:
Mike Vea, Chairman, President and CEO — 812-464-9604
Martin Zorn, CFO, EVP-Finance and Risk — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677
Web site:
http://www.integrabank.com
Summary Operating Results Data
Here is a summary of Integra’s second quarter 2008 operating results:
Net income (loss) of $(0.9) million for second quarter 2008
•	Compared with $5.0 million for the first quarter 2008
•	Compared with $8.3 million for second quarter 2007
Diluted net income (loss) per share of $(0.04) for second quarter 2008
•	Compared with $0.24 for the first quarter 2008
•	Compared with $0.41 for second quarter 2007
Return on assets of (0.11)% for second quarter 2008
•	Compared with 0.59% for first quarter 2008
•	Compared with 1.04% for second quarter 2007
Return on equity of (1.09)% for second quarter 2008
•	Compared with 6.01% for first quarter 2008
•	Compared with 10.71% for second quarter 2007
Net interest margin of 3.43% for second quarter 2008
•	Compared with 3.23% for first quarter 2008
•	Compared with 3.40% for second quarter 2007
Allowance for loan losses of $31.8 million or 1.32% of loans at June 30, 2008
•	Compared with $28.6 million or 1.22% at March 31, 2008
•	Compared with $26.4 million or 1.19% at June 30, 2007
•	Equaled 63.0% of non-performing loans at June 30, 2008, compared with 95.1% at March 31, 2008 and 191.6% at June 30, 2007
Non-performing loans of $50.5 million or 2.09% of loans at June 30, 2008
•	Compared with $30.1 million or 1.28% of loans at March 31, 2008
•	Compared with $13.8 million or 0.62% at June 30, 2007
Annualized net charge-off rate of 0.48% for second quarter 2008
•	Compared with 0.40% for first quarter 2008
•	Compared with 0.22% for second quarter 2007

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,	June 30,
ASSETS	2008	2007	2007
Cash and due from banks	$92,114	$72,360	$72,058
Federal funds sold and other short-term investments	8,529	3,630	3,744
Loans held for sale (at lower of cost or market value)	6,045	5,928	5,437
Securities available for sale	565,459	582,954	609,145
Securities held for trading	—	53,782	—
Regulatory stock	29,181	29,179	25,967
Loans:
Commercial loans	1,744,943	1,604,785	1,467,730
Consumer loans	427,952	423,481	426,086
Mortgage loans	237,102	283,112	324,411
Less: Allowance for loan losses	(31,780)	(27,261)	(26,390)

Net loans	2,378,217	2,284,117	2,191,837
Premises and equipment	49,758	50,552	51,497
Goodwill	122,824	123,050	119,775
Other intangible assets	10,790	11,652	12,561
Other assets	138,293	132,922	122,341

TOTAL ASSETS	$3,401,210	$3,350,126	$3,214,362

LIABILITIES
Deposits:
Non-interest-bearing demand	$304,549	$265,554	$281,028
Savings & interest checking	563,853	516,925	510,559
Money market	386,341	401,098	394,844
Certificates of deposit and other time deposits	1,068,905	1,156,560	1,229,188

Total deposits	2,323,648	2,340,137	2,415,619
Short-term borrowings	370,913	272,270	207,863
Long-term borrowings	359,591	376,707	242,759
Other liabilities	27,594	33,208	31,808

TOTAL LIABILITIES	3,081,746	3,022,322	2,898,049

SHAREHOLDERS’ EQUITY
Preferred stock - 1,000 shares authorized — None outstanding Common stock — $1.00 stated value - 29,000 shares authorized	20,759	20,650	20,629
Additional paid-in capital	207,802	206,991	206,114
Retained earnings	99,610	104,913	97,326
Accumulated other comprehensive income (loss)	(8,707)	(4,750)	(7,756)

TOTAL SHAREHOLDERS’ EQUITY	319,464	327,804	316,313

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,401,210	$3,350,126	$3,214,362

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
INTEREST INCOME
Interest and fees on loans and leases	$35,777	$38,782	$43,217	$43,586	$41,486
Interest and dividends on securities available for sale	6,909	7,267	7,313	7,294	7,495
Interest on securities held for trading	45	525	364	—	—
Dividends on regulatory stock	409	376	345	314	281
Interest on loans held for sale	90	103	85	77	45
Interest on federal funds sold and other investments	30	38	60	56	60

Total interest income	43,260	47,091	51,384	51,327	49,367

INTEREST EXPENSE
Interest on deposits	12,851	16,392	19,251	19,790	20,017
Interest on short-term borrowings	1,955	2,166	2,501	2,648	2,264
Interest on long-term borrowings	3,288	5,015	4,977	4,191	3,519

Total interest expense	18,094	23,573	26,729	26,629	25,800

NET INTEREST INCOME	25,166	23,518	24,655	24,698	23,567
Provision for loan losses	6,003	3,634	2,280	723	455

Net interest income after provision for loan losses	19,163	19,884	22,375	23,975	23,112

NON-INTEREST INCOME
Service charges on deposit accounts	5,059	4,699	5,283	5,408	5,408
Trust income	554	559	587	588	602
Debit card income-interchange	1,376	1,243	1,284	1,136	1,064
Other service charges and fees	1,315	1,579	1,039	1,286	1,133
Securities gains (losses)	(6,299)	24	(2,718)	219	56
Gain (Loss) on sale of other assets	(12)	—	48	(5)	60
Other	1,019	2,630	2,015	1,755	1,608

Total non-interest income	3,012	10,734	7,538	10,387	9,931

NON-INTEREST EXPENSE
Salaries and employee benefits	12,446	12,394	12,104	11,319	11,693
Occupancy	2,541	2,560	2,461	2,474	2,388
Equipment	955	928	965	832	822
Professional fees	1,086	984	1,509	1,073	893
Communication and transportation	1,602	1,456	1,466	1,490	1,303
Other	5,547	5,799	4,866	5,054	4,771

Total non-interest expense	24,177	24,121	23,371	22,242	21,870

Income (Loss) before income taxes	(2,002)	6,497	6,542	12,120	11,173
Income taxes expense (benefit)	(1,103)	1,524	727	2,914	2,840

NET INCOME (LOSS)	$(899)	$4,973	$5,815	$9,206	$8,333

Earnings (Loss) per share:
Basic	$(0.04)	$0.24	$0.28	$0.45	$0.41
Diluted	(0.04)	0.24	0.28	0.45	0.41

Weighted average shares outstanding:
Basic	20,554	20,537	20,535	20,527	20,331
Diluted	20,561	20,544	20,542	20,545	20,407

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans and leases	$35,777	$41,486	$74,559	$73,616
Interest and dividends on securities available for sale	6,909	7,495	14,176	14,784
Interest on securities held for trading	45	—	570	—
Dividends on regulatory stock	409	281	785	627
Interest on loans held for sale	90	45	193	73
Interest on federal funds sold and other investments	30	60	68	109

Total interest income	43,260	49,367	90,351	89,209

INTEREST EXPENSE
Interest on deposits	12,851	20,017	29,243	34,701
Interest on short-term borrowings	1,955	2,264	4,121	4,282
Interest on long-term borrowings	3,288	3,519	8,303	6,330

Total interest expense	18,094	25,800	41,667	45,313

NET INTEREST INCOME	25,166	23,567	48,684	43,896
Provision for loan losses	6,003	455	9,637	1,190

Net interest income after provision for loan losses	19,163	23,112	39,047	42,706

NON-INTEREST INCOME
Service charges on deposit accounts	5,059	5,408	9,758	9,626
Trust income	554	602	1,113	1,216
Debit card income-interchange	1,376	1,064	2,619	1,959
Other service charges and fees	1,315	1,133	2,894	2,337
Securities gains (losses)	(6,299)	56	(6,275)	222
Gain (Loss) on sale of other assets	(12)	60	(12)	599
Other	1,019	1,608	3,649	3,187

Total non-interest income	3,012	9,931	13,746	19,146

NON-INTEREST EXPENSE
Salaries and employee benefits	12,446	11,693	24,840	22,458
Occupancy	2,541	2,388	5,101	4,495
Equipment	955	822	1,883	1,646
Professional fees	1,086	893	2,070	2,030
Communication and transportation	1,602	1,303	3,058	2,474
Other	5,547	4,771	11,346	8,934

Total non-interest expense	24,177	21,870	48,298	42,037

Income (Loss) before income taxes	(2,002)	11,173	4,495	19,815
Income taxes expense (benefit)	(1,103)	2,840	421	4,126

NET INCOME (LOSS)	$(899)	$8,333	$4,074	$15,689

Earnings (Loss) per share:
Basic	$(0.04)	$0.41	$0.20	$0.83
Diluted	(0.04)	0.41	0.20	0.82

Weighted average shares outstanding:
Basic	20,554	20,331	20,545	19,012
Diluted	20,561	20,407	20,569	19,107

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
EARNINGS DATA
Net Interest Income (tax-equivalent)	$25,821	$24,268	$25,436	$25,495	$24,366
Net Income (Loss)	(899)	4,973	5,815	9,206	8,333
Basic Earnings Per Share	(0.04)	0.24	0.28	0.45	0.41
Diluted Earnings Per Share	(0.04)	0.24	0.28	0.45	0.41
Dividends Declared	0.18	0.18	0.18	0.18	0.18
Book Value	15.39	16.03	15.87	15.74	15.33
Tangible Book Value	8.95	9.54	9.35	9.19	8.92

PERFORMANCE RATIOS
Return on Assets	(0.11)%	0.59%	0.69%	1.13%	1.04%
Return on Equity	(1.09)	6.01	6.99	11.34	10.71
Net Interest Margin (tax-equivalent)	3.43	3.23	3.42	3.52	3.40
Tier 1 Capital to Risk Assets	9.13	9.37	9.34	9.30	9.41
Capital to Risk Assets	11.13	11.51	11.52	11.52	11.76
Tangible Equity to Tangible Assets	5.69	6.03	6.01	5.96	5.97
Efficiency Ratio	67.59	67.73	64.20	61.09	62.65

AT PERIOD END
Assets	$3,401,210	$3,400,610	$3,350,126	$3,317,320	$3,214,362
Interest-Earning Assets	3,019,211	3,013,161	2,986,851	2,933,165	2,862,520
Commercial Loans	1,744,943	1,660,472	1,604,785	1,572,013	1,467,730
Consumer Loans	427,952	419,577	423,481	422,737	426,086
Mortgage Loans	237,102	260,701	283,112	305,238	324,411
Total Loans	2,409,997	2,340,750	2,311,378	2,299,988	2,218,227
Deposits	2,323,648	2,308,123	2,340,137	2,383,953	2,415,619
Low Cost Deposits (1)	868,402	851,786	782,479	779,234	791,587
Interest-Bearing Liabilities	2,749,603	2,739,957	2,723,560	2,664,101	2,585,213
Shareholders’ Equity	319,464	331,150	327,804	325,090	316,313
Unrealized Gains (Losses) on Market Securities (FASB 115)	(7,737)	(334)	(3,600)	(4,171)	(6,848)

AVERAGE BALANCES
Assets	$3,371,944	$3,373,865	$3,320,443	$3,232,918	$3,198,981
Interest-Earning Assets (2)	3,022,425	3,017,241	2,964,101	2,882,412	2,866,946
Commercial Loans	1,704,492	1,640,194	1,576,840	1,501,430	1,425,439
Consumer Loans	422,804	420,365	423,197	423,607	427,419
Mortgage Loans	250,449	272,500	295,186	313,535	340,430
Total Loans	2,377,745	2,333,059	2,295,223	2,238,572	2,193,288
Deposits	2,307,609	2,328,697	2,375,759	2,377,662	2,435,682
Low Cost Deposits (1)	850,448	808,935	780,531	794,157	799,513
Interest-Bearing Liabilities	2,728,433	2,734,006	2,683,304	2,595,245	2,572,178
Shareholders’ Equity	330,587	333,085	330,136	322,028	312,063
Basic Shares	20,554	20,537	20,535	20,527	20,331
Diluted Shares	20,561	20,544	20,542	20,545	20,407

(1)	Defined as interest checking, demand deposit and savings accounts.

(2)	Includes securities available for sale and held for trading at amortized cost.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands, except ratios and yields)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
ASSET QUALITY

Non-Performing Assets:
Non Accrual Loans	$50,162	$27,517	$18,549	$14,543	$12,975
Loans 90+ Days Past Due	312	2,544	4,118	1,508	801

Non-Performing Loans	50,474	30,061	22,667	16,051	13,776
Other Real Estate Owned	5,940	3,267	2,923	4,016	3,563

Non-Performing Assets	$56,414	$33,328	$25,590	$20,067	$17,339

Allowance for Loan Losses:
Beginning Balance	$28,590	$27,261	$26,401	$26,390	$21,165
Allowance Associated with Acquisition	—	—	—	—	5,982
Provision for Loan Losses	6,003	3,634	2,280	723	455
Recoveries	315	448	236	362	426
Loans Charged Off	(3,128)	(2,753)	(1,656)	(1,074)	(1,638)

Ending Balance	$31,780	$28,590	$27,261	$26,401	$26,390

Ratios:
Allowance for Loan Losses to Loans	1.32%	1.22%	1.18%	1.15%	1.19%
Allowance for Loan Losses to Average Loans	1.34	1.23	1.19	1.18	1.20
Allowance to Non-performing Loans	62.96	95.11	120.27	164.48	191.57
Non-performing Loans to Loans	2.09	1.28	0.98	0.70	0.62
Non-performing Assets to Loans and Other Real Estate Owned	2.34	1.42	1.11	0.87	0.78
Net Charge-Off Ratio	0.48	0.40	0.25	0.13	0.22

NET INTEREST MARGIN

Yields (tax-equivalent)
Loans	5.99%	6.61%	7.41%	7.67%	7.52%
Securities	5.01	5.28	5.34	5.28	5.16
Regulatory Stock	5.61	5.15	4.73	4.80	4.36
Other Earning Assets	3.89	4.93	5.59	6.16	4.60

Total Earning Assets	5.84	6.37	7.00	7.19	7.01

Cost of Funds
Interest Bearing Deposits	2.56	3.21	3.63	3.75	3.73
Other Interest Bearing Liabilities	2.95	4.19	5.06	5.35	5.45
Total Interest Bearing Liabilities	2.67	3.47	3.95	4.07	4.02

Total Interest Expense to Earning Assets	2.41	3.14	3.58	3.67	3.61

Net Interest Margin	3.43%	3.23%	3.42%	3.52%	3.40%